As filed with the Securities and Exchange Commission on April 25, 1997

                                                           File No. 33-78956-A
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                ________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                ________________

                                 Aquagenix, Inc.
               (Exact name of issuer as specified in its charter)

              Delaware                                        65-0419263
    (State or other jurisdiction                          (I.R.S. Employer
  of incorporation or organization)                      Identification No.)

        6500 N.W. 15th Avenue
      Fort Lauderdale, Florida                                   33309
(Address of principal executive offices)                       (Zip Code)


                 AQUAGENIX, INC. 1994 EMPLOYEE STOCK OPTION PLAN
        AQUAGENIX, INC. AMENDED AND RESTATED DIRECTORS STOCK OPTION PLAN
                            (Full title of the plan)
                               ________________

                          Andrew P. Chesler, President
                              6500 N.W. 15th Avenue
                         Fort Lauderdale, Florida 33309
                          Telephone No.: (407) 994-8585
                     (Name and address of agent for service)

                                    Copy to:
                             Roxanne K. Beilly, Esq.
                      Atlas, Pearlman, Trop & Borkson, P.A.
                     200 East Las Olas Boulevard, Suite 1900
                            Fort Lauderdale, FL 33301
                                 (954) 763-1200
                               ________________

                         CALCULATION OF REGISTRATION FEE
================================================================================

                                        Proposed       Proposed
                                        maximum        maximum
                                        offering       aggregate    Amount of
Title of securities    Amount to be     price per      offering     registration
 to be registered      registered       share(1)       price(2)     fee

================================================================================

Common Stock
($.01 par value)       700,000 shares   $3.88-$6.75    $4,388,213   $1,329.76

================================================================================


(1)   Estimated   solely  for  the  purpose  of  computing  the  amount  of  the registration fee in accordance with Rule 451(c) under the Securities Act of 1933, as amended (the "Securities Act").

(2) Computed in accordance with Rule 457(h) on the basis of the (i) the actual exercise price of $5.00 for an aggregate of 110,450 options, respectively, to purchase Common Stock being registered, which have already been granted under the Aquagenix, Inc. 1994 Employee Stock Option Plan, (ii) the actual exercise prices of $3.88, for an aggregate of 50,000 options to purchase Common Stock being registered, which have already been granted under the Aquagenix, Inc. Amended and Restated Directors Stock Option Plan, and
      (iii) the average of the high and low sale price of the Common Stock on April 21, 1997, ($6.75) with respect to (a) 389,550 shares of Common Stock subject to future grants of options under the Aquagenix, Inc. 1994 Employee Stock Option Plan, and (b) 150,000 shares of Common Stock subject to future grants of options under the Aquagenix, Inc. Amended and Restated Directors Stock Option Plan.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.     Incorporation of Documents by Reference
-------     ---------------------------------------

      The documents listed in (a) through (c) below are incorporated by reference in the Registration Statement. All documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be part thereof from the date of filing of such documents.

            (a) The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1996.

            (b) The Company's Quarterly Reports on Form 10-QSB for the quarterly period ended March 31, 1996, June 30, 1996 and September 30, 1996.

            (c) The Company's current reports on Form 8-K dated March 8, 1996, April 25, 1996, June 7, 1996, June 12, 1996, December 7, 1996 and December
31, 1996.

            (d) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant's document referred to in (a) above.

            (e) The description of the Common Stock of the Company which is contained in a Registration Statement filed under the Exchange Act on Form 8-A, including any amendment or report filed for the purpose of updating and amending such description.

Item 4.     Description of Securities
-------     -------------------------

      Not Applicable.

Item 5.     Interests of Named Experts and Counsel
-------     --------------------------------------

      Not Applicable.



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Item 6.     Indemnification of Directors and Officers
-------     -----------------------------------------

      Section 145 of the General Corporation Law of Delaware, under which jurisdiction the Company is incorporated. empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise. A corporation may indemnify against expenses (including attorneys' fees) and, other than in respect of an action by or in the right of the corporation, against judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if the person indemnified acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. In the case of an action by or in the right of the corporation, no indemnification of expenses may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action was brought shall determine that, despite the adjudication of liability, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Section 145 of the General Corporation Law of Delaware further provides that to the extent a director, officer, employee or agent of the corporation has been successful in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith.

      The Restated Certificate of Incorporation and By-Laws of the Company require the Company to indemnify its Directors and officers to the fullest extent permitted by the General Corporation Law of the State of Delaware.

      The Company maintains directors and officers liability insurance, which covers the Company's subsidiaries and the respective directors and officers.

Item 7.     Exemption from Registration Claimed
-------     -----------------------------------

      Not Applicable







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



Item 8.     Exhibits
-------     --------

Exhibit     Description
-------     -----------

(4.1)       Registrant's 1994 Employee Stock Option Plan

(4.2)       Registrant's Amended and Restated Directors Stock Option Plan

(5)         Opinion of Atlas, Pearlman, Trop & Borkson, P.A.

(23.1) Consent of Atlas, Pearlman, Trop & Borkson, P.A. included in the opinion filed as exhibit (5) hereto

(23.2)      Consents of independent certified public accountants

(24) Power of Attorney is included in the Signature section of this Registration Statement

Item 9.     Undertakings
-------     ------------

      (1)   The undersigned Registrant hereby undertakes:

            (a) To file, during any period in which offerings or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

            (b) That, for the purposes of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

            (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (2) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) Insofar as indemnification for liabilities arising under the Act may be permitted to Directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a Director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such Director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Lauderdale and the State of Florida, on the 24th day of April, 1997.

                                    AQUAGENIX, INC.


                                    By:/s/Andrew P. Chesler
                                       --------------------
                                       Andrew P. Chesler
                                       Chairman of the Board and President


                                POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Andrew P. Chesler, his true and lawful attorney-in-fact, acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments, including any post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto, and other documents to be filed in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute, acting alone, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

      Signature                           Title                      Date
      ---------                           -----                      ----
                                    Chairman of the Board,
                                    Chief Executive Officer
                                    and President (Principal
/s/Andrew P. Chesler                Executive Officer)           April 24, 1997
-----------------------------
Andrew P. Chesler

                                    Chief Financial Officer
/s/Helen Chia                       (Principal Accounting
-----------------------------       Officer)                     April 24, 1997
Helen Chia



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



/s/Abraham S. Fischler              Director                     April 24, 1997
-----------------------------
Abraham S. Fischler


/s/Fred S. Katz                     Director                     April 24, 1997
-----------------------------
Fred S. Katz


/s/Allen H. Stern                   Director                     April 24, 1997
-----------------------------
Allen H. Stern


/s/Jeffrey T. Katz                  Director                     April 24, 1997
-----------------------------
Jeffrey T. Katz



























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